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Exhibit 10.9.2

AMENDMENT NO. 2
TO THE
DISPLAYTECH, INC.
1988 INCENTIVE STOCK OPTION PLAN

        The following amendment to the Displaytech, Inc. 1988 Incentive Stock Option Plan (the "Plan") was adopted by the Board of Directors of Displaytech, Inc. by unanimous written consent dated December 31, 1997:

  The fourth sentence of Section 2 of the Plan which reads, "No option shall be granted under the Plan after January 1, 1998" shall be amended to read, "No option shall be granted under the Plan after October 11, 1998".

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AMENDMENT NO. 2 TO THE DISPLAYTECH, INC. 1988 INCENTIVE STOCK OPTION PLAN